Report of Independent Registered Public

 Accounting Firm

The Board of Trustees and Shareholders
Evergreen Select Fixed Income Trust

In planning and performing our audit of the financial statements of Evergreen
 Intermediate Municipal Bond Fund, a series of Evergreen

Select Fixed Income Trust, for the year ended May 31, 2005, we considered it internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide
 assurance on internal control.

The  management  of  Evergreen  Select Fixed Income  Trust is  responsible for  establishing  and  maintaining  internal  control.  In fulfilling this  responsibility,  estimates and judgments by management ar required to assess the expected  benefits and related costs
of controls.   Generally,  controls that are relevant to an audit pertain t the entity's objective of preparing  financial  statements
for external  purposes that are fairly presented in conformity with U.S.
  generally  accepted  accounting  principles.   Those controls
include the safeguarding of assets against unauthorized acquisition, use or disposition.
Because  of  inherent  limitations  in  internal  control,  error or fraud
 may  occur and not be  detected.   Also,  projection  of any
evaluation  of  internal  control  to future  periods  is  subject  to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation ma deteriorate.
Our consideration of internal control would not necessarily disclose all matters in internal control that might be material

weaknesses  under the  standards  of the  Public  Company  Accounting
  Oversight Board (United States). A material weakness is a significant deficiency, or combination of significant deficiencies that results in more than a remote  likelihood  that a material misstatement of the annual or interim financial  statements will not be
 prevented or detected.   However, we noted no matters involving
internal control and its operation,  including  controls for safeguarding securities, which we consider to be material weaknesses as defined above as of May 31, 2005.
This report is intended solely for the information and use of managemen and the
 Board of Trustees of Evergreen Select Fixed Income

Trust and the  Securities  and  Exchange  Commission  and is not  intended to be and should not be used by anyone other than these specified parties.

Boston, Massachusetts
July 22, 2005